Exhibit 99.1
Verisk Analytics, Inc., Reports Third-Quarter 2013 Financial Results
Delivers 10.0% Revenue Growth and 14.8% Diluted Adjusted EPS Growth

JERSEY CITY, N.J., November 5, 2013 — Verisk Analytics, Inc. (Nasdaq:VRSK), a leading source of information about risk, today announced results for the fiscal quarter ended September 30, 2013.
Financial Highlights
See Tables 4 and 5 for a reconciliation of non-GAAP financial measures to the relevant GAAP measures.

•
Diluted GAAP earnings per share (diluted GAAP EPS) were $0.56 for third-quarter 2013. Diluted adjusted earnings per share (diluted adjusted EPS) were $0.62 for third-quarter 2013, an increase of 14.8% versus the same period in 2012.

•
Total revenue increased 10.0% in third-quarter 2013 compared with third-quarter 2012. Excluding the impact of recent acquisitions, revenue grew 6.1% for third-quarter 2013. Revenue growth in the third quarter was driven by an 11.2% increase in Decision Analytics revenue, with additional contribution from the 7.8% growth in Risk Assessment revenue.

•	EBITDA increased 10.9% to $202.9 million for third-quarter 2013, with an EBITDA margin of 46.3%.

•	Net income was $96.4 million for third-quarter 2013 and adjusted net income was $106.0 million, an increase of 16.3% and 15.0%, respectively, versus the comparable period in 2012.

•
In third-quarter 2013, the company repurchased a total of $24.4 million of its common stock under its existing repurchase program. As of September 30, 2013, the company had $282.1 million remaining under its share repurchase authorization.

•
On October 28, 2013, the company announced it had increased the size of its revolving credit facility to $975.0 million and extended the maturity to October 2018. The facility is available for general corporate purposes.

Scott Stephenson, president and chief executive officer, said, “We were pleased to achieve several innovation milestones in the third quarter including initial customer use of our anti-fraud, pooled data platform in the healthcare space, our first provision of Roof Insight reports using aerial imagery, and the first sale of our new supply chain platform. We remain focused on our twin goals of organic growth through innovation and efficiently scalable operations. We fully expect our innovation agenda to enable us to deliver strong growth over the long-term.
"Third-quarter financial results were good, reflecting continued organic growth, although modestly below our long-term trend line. Consistent with our previous comments, we accelerated our insurance solutions growth in the quarter. Our healthcare business delivered growth that was below our plan, but we remain enthusiastic about our longer-term outlook.
“In financial services, Argus has been part of Verisk for more than a year and continues to deliver excellent growth. The recent launch of our Verisk Climate division is a great example of how we can combine deep vertical knowledge and capabilities across our teams to create new solutions for our customers,” concluded Stephenson.

Table 1: Summary of Results for 2013
(in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	Change	2013	2012	Change
Revenues	$438,597	$398,863	10.0%	$1,263,240	$1,118,590	12.9%
EBITDA	$202,915	$182,905	10.9%	$568,254	$506,337	12.2%
Net income	$96,441	$82,911	16.3%	$261,157	$230,843	13.1%
Adjusted net income	$105,984	$92,177	15.0%	$292,031	$252,573	15.6%
Diluted GAAP EPS	$0.56	$0.48	16.7%	$1.51	$1.34	12.7%
Diluted adjusted EPS	$0.62	$0.54	14.8%	$1.69	$1.47	15.0%

Revenue
Revenue grew 10.0% for the quarter ended September 30, 2013. Excluding the effect of recent acquisitions (Argus Information & Advisory Services), revenue grew 6.1% in the third quarter of 2013. Overall revenue growth was the result of continued double-digit growth in Decision Analytics and single-digit growth in Risk Assessment. For third-quarter 2013, Decision Analytics revenue represented approximately 64.6% of total revenue.

Table 2A: Decision Analytics Revenues by Category
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	Change	2013	2012	Change
Insurance	$140,771	$126,301	11.5%	$401,105	$364,847	9.9%
Financial services	48,049	37,960	26.6%	142,486	107,534	32.5%
Healthcare	73,612	69,324	6.2%	193,748	150,153	29.0%
Specialized markets	21,110	21,411	(1.4)%	63,974	63,031	1.5%
Total Decision Analytics	$283,542	$254,996	11.2%	$801,313	$685,565	16.9%

Within the Decision Analytics segment, revenue grew 11.2% for third-quarter 2013, and growth excluding recent acquisitions was 5.2%. Growth in the quarter was driven by acceleration from the insurance revenue category. Healthcare growth, while slower than in recent quarters, contributed to third-quarter growth, as did the revenue from the acquisition of Argus, which is reported in the financial services category.
Within the insurance category, revenue growth was 11.5% for the third-quarter of 2013, all organic. The increase was driven by strong growth in underwriting and catastrophe modeling solutions. Insurance fraud claims and loss quantification solutions also added to revenue growth. Overall growth was driven by the increased adoption of existing and new solutions and annual invoice increases for certain solutions.
In the financial services category, revenue increased 26.6% in third-quarter 2013 but declined 16.6% after adjusting for the acquisition of Argus. The decline in mortgage revenue within the financial services category reflected continued lower volumes in forensic audit solutions and modest declines in underwriting and appraisal solutions. Beginning in fourth-quarter 2013, Argus will be included in organic revenue growth.
In the healthcare category, revenue in the third quarter grew 6.2%. Revenue growth reflected continued expansion of solutions sold to existing customers as well as the addition of new customers, partially offset by the near-term impact of lower volumes from certain customers.
In the specialized markets category, revenue declined 1.4% in third-quarter 2013. The performance of weather and climate analytics and environmental health and safety solutions was affected by lower customer activity.

Table 2B: Risk Assessment Revenues by Category
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	Change	2013	2012	Change
Industry-standard insurance programs	$118,234	$112,452	5.1%	$351,973	$336,594	4.6%
Property-specific rating and underwriting information	36,821	31,415	17.2%	109,954	96,431	14.0%
Total Risk Assessment	$155,055	$143,867	7.8%	$461,927	$433,025	6.7%

Within the Risk Assessment segment, revenue grew 7.8% for the quarter. Revenue growth in industry-standard insurance programs was 5.1%, resulting primarily from the annual effect of growth in 2013 invoices effective from January 1.
Property-specific rating and underwriting information revenue grew 17.2% in the third quarter. Growth was due to new sales resulting in higher committed volumes, project revenue from certain customers, and incremental revenue contributions due to the expiration of a revenue-sharing agreement with a technology provider in fourth-quarter 2012.
Cost of Revenue
Cost of revenue increased 12.7% in third-quarter 2013 and 7.7% excluding recent acquisitions compared with third-quarter 2012. The year-over-year increase relates primarily to additional investments in people, data, and technology, especially in Decision Analytics in support of the growth of the business.
For third-quarter 2013, cost of revenue increased 11.5% for Risk Assessment and increased 13.1% for Decision Analytics (6.1% excluding recent acquisitions), driven by additional headcount to support new solutions. Growth in Decision Analytics cost of revenue was also influenced by investments for future solution development.
Selling, General, and Administrative
Selling, general, and administrative expense, or SG&A, increased 1.1% in third-quarter 2013 and increased 1.2% excluding recent acquisitions. The increase relates primarily to higher headcount in Decision Analytics in support of the growth of the business.
In third-quarter 2013, SG&A decreased 0.5% for Risk Assessment. SG&A grew 1.9% for Decision Analytics (2.1% excluding recent acquisitions).
EBITDA
For third-quarter 2013, consolidated EBITDA grew 10.9% to $202.9 million, with a consolidated EBITDA margin of 46.3%.

Table 3: Segment EBITDA
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	Change	2013	2012	Change
Decision Analytics	$117,498	$104,316	12.6%	$310,429	$271,279	14.4%
EBITDA margin	41.4%	40.9%		38.7%	39.6%
Risk Assessment	$85,417	$78,589	8.7%	$257,825	$235,058	9.7%
EBITDA margin	55.1%	54.6%		55.8%	54.3%
Total EBITDA	$202,915	$182,905	10.9%	$568,254	$506,337	12.2%
EBITDA margin	46.3%	45.9%		45.0%	45.3%

Decision Analytics EBITDA grew 12.6% in third-quarter 2013 and Risk Assessment EBITDA grew 8.7% versus the same period in the previous year, as shown in Table 3.

The third-quarter 2013 EBITDA margin in Risk Assessment increased to 55.1% from 54.6% in third-quarter 2012 as a result of the previously discussed revenue growth and good expense management.
The third-quarter 2013 EBITDA margin for Decision Analytics increased to 41.4% from 40.9% in third-quarter 2012, as a result of the previously discussed revenue growth and good expense management, even as we invest in innovation to drive future growth.
Net Income and Adjusted Net Income
Net income increased 16.3% in third-quarter 2013, driven by growth in the business and a lower tax rate, partially offset by increased interest expense and depreciation and amortization. Adjusted net income grew 15.0% for third-quarter 2013. The table below sets forth a reconciliation of net income to adjusted net income and adjusted EPS based on historical results.

Table 4: Net Income and Adjusted Net Income
(in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	Change	2013	2012	Change
Net Income	$96,441	$82,911	16.3%	$261,157	$230,843	13.1%
plus: Amortization of intangibles	15,393	15,442		49,796	36,216
less: Income tax effect on amortization of intangibles	(5,850)	(6,176)		(18,922)	(14,486)
Adjusted net income	$105,984	$92,177	15.0%	$292,031	$252,573	15.6%

Basic adjusted EPS	$0.63	$0.56	12.5%	$1.74	$1.53	13.7%
Diluted adjusted EPS	$0.62	$0.54	14.8%	$1.69	$1.47	15.0%

Weighted average shares outstanding
Basic	168,044,100	165,978,080		168,089,919	165,587,027
Diluted	172,154,553	171,660,543		172,460,960	171,637,571

Net Cash Provided by Operating Activities and Capital Expenditures
Net cash provided by operating activities was $386.5 million, an increase of $65.5 million, or 20.4%, for the nine-month period ended September 30, 2013, compared with the same period in 2012. Cash provided by operations as reported was affected by the timing of excess tax benefits from exercised stock options in first-quarter 2013 and by a $72.0 million voluntary pension contribution in second-quarter 2012. Adjusted for those items, growth for the nine-month period ended September 30, 2013, was 12.9%.
The increase in cash provided by operating activities was the result of a $61.3 million increase generated by improved profitability of the business, a $9.5 million decrease in working capital, and $89.0 million from pension and post-retirement benefits, including the voluntary pension contribution in 2012. This was partially offset by a $16.6 million increase in interest paid due to higher debt levels and an increase of $77.8 million in taxes, including the timing of excess tax benefits from exercised stock options in first-quarter 2013 and the tax benefit related to the voluntary pension contribution in 2012.
Capital expenditures were $114.9 million in the nine months ended September 30, 2013, an increase of $58.0 million over the same period in 2012. Capital expenditures were 9.1% of revenue for the nine months ended September 30, 2013. Net cash provided by operating activities less capital expenditures represented 47.8% of EBITDA in the first nine months of 2013. Adjusted for the timing of excess tax benefits from exercised stock options in first-quarter 2013 and the voluntary pension contribution in second-quarter 2012, net cash provided by operating activities less capital expenditures decreased 3.1% to $307.7 million, representing 54.1% of EBITDA for the first nine months of 2013.

Share Repurchases
The company continued to balance its internal investment and acquisition initiatives with share repurchases. In third-quarter 2013, the company repurchased shares for a total cost of $24.4 million at an average price of $64.09. At September 30, 2013, the company had $282.1 million remaining under its share repurchase authorization.
Conference Call
Verisk’s management team will host a live audio webcast on Wednesday, November 6, 2013, at 8:30 a.m. Eastern time (5:30 a.m. Pacific time) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-755-3792 for U.S./Canada participants or 512-961-6560 for international participants.
A replay of the webcast will be available for 30 days on the Verisk investor website and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants using Conference ID # 72851252.

About Verisk Analytics
Verisk Analytics (Nasdaq:VRSK) is a leading provider of information about risk to professionals in insurance, healthcare, financial services, government, and risk management. Using advanced technologies to collect and analyze billions of records, Verisk Analytics draws on vast industry expertise and unique proprietary data sets to provide predictive analytics and decision support solutions in fraud prevention, actuarial science, insurance coverages, fire protection, catastrophe and weather risk, data management, and many other fields. In the United States and around the world, Verisk Analytics helps customers protect people, property, and financial assets. For more information, visit www.verisk.com.
Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.
Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as EBITDA, EBITDA margin, adjusted net income, and adjusted EPS, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.

EBITDA
Table 5 below sets forth a reconciliation of net income to EBITDA based on our historical results:
Table 5: EBITDA Reconciliation
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	Change	2013	2012	Change
Net income	$96,441	$82,911	16.3%	$261,157	$230,843	13.1%
Depreciation and amortization of fixed and intangible assets	33,097	28,156	17.5%	99,525	73,664	35.1%
Interest expense	18,692	18,133	3.1%	58,486	51,895	12.7%
Provision for income taxes	54,685	53,705	1.8%	149,086	149,935	(0.6)%
EBITDA	$202,915	$182,905	10.9%	$568,254	$506,337	12.2%

EBITDA is a financial measure that management uses to evaluate the performance of our segments. In all periods shown here and going forward, the company defines “EBITDA” as net income before interest expense, income taxes, and depreciation and amortization of fixed and intangible assets. In previous periods, this measure also excluded investment income and realized gain on securities, net.
Although securities analysts, lenders, and others frequently use EBITDA in their evaluation of companies, EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our statement of cash flow reported under U.S. GAAP. Management uses EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:

•	EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

•	EBITDA does not reflect changes in, or cash requirement for, our working capital needs.

•
Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

•	Other companies in our industry may calculate EBITDA differently than we do, limiting the usefulness of their calculations as comparative measures.

Attached Financial Statements
Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED BALANCE SHEETS
As of September 30, 2013 (Unaudited) and December 31, 2012

	2013	2012
	(unaudited)
(In thousands, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$180,203	$89,819
Available-for-sale securities	4,514	4,883
Accounts receivable, net of allowance for doubtful accounts of $5,389 and $4,753, respectively	167,767	178,430
Prepaid expenses	25,986	21,946
Deferred income taxes, net	11,960	10,397
Income taxes receivable	42,191	45,975
Other current assets	28,709	39,109
Total current assets	461,330	390,559
Noncurrent assets:
Fixed assets, net	219,116	154,084
Intangible assets, net	471,139	520,935
Goodwill	1,250,888	1,247,459
Other assets	27,399	47,299
Total assets	$2,429,872	$2,360,336
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$171,285	$187,648
Short-term debt and current portion of long-term debt	39,459	195,263
Pension and postretirement benefits, current	1,734	1,734
Fees received in advance	244,160	200,705
Total current liabilities	456,638	585,350
Noncurrent liabilities:
Long-term debt	1,271,170	1,266,162
Pension benefits	28,534	38,655
Postretirement benefits	1,922	2,627
Deferred income taxes, net	143,432	133,761
Other liabilities	45,174	78,190
Total liabilities	1,946,870	2,104,745
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $.001 par value; 1,200,000,000 shares authorized; 544,003,038 shares issued and 168,220,591 and 167,727,073 outstanding, respectively	137	137
Unearned KSOP contributions	(371)	(483)
Additional paid-in capital	1,156,175	1,044,746
Treasury stock, at cost, 375,782,447 and 376,275,965 shares, respectively	(1,753,231)	(1,605,376)
Retained earnings	1,166,884	905,727
Accumulated other comprehensive losses	(86,592)	(89,160)
Total stockholders’ equity	483,002	255,591
Total liabilities and stockholders’ equity	$2,429,872	$2,360,336

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three Months and Nine Months Ended September 30, 2013 and 2012

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(In thousands, except for share and per share data)
Revenues	$438,597	$398,863	$1,263,240	$1,118,590
Expenses:
Cost of revenues (exclusive of items shown separately below)	176,580	156,749	515,692	437,153
Selling, general and administrative	59,330	58,707	179,510	175,159
Depreciation and amortization of fixed assets	17,704	12,714	49,729	37,448
Amortization of intangible assets	15,393	15,442	49,796	36,216
Total expenses	269,007	243,612	794,727	685,976
Operating income	169,590	155,251	468,513	432,614
Other income (expense):
Interest expense	(18,692)	(18,133)	(58,486)	(51,895)
Investment income	227	136	315	397
Realized gain (loss) on available-for-sale securities, net	1	(638)	(99)	(338)
Total other expense, net	(18,464)	(18,635)	(58,270)	(51,836)
Income before income taxes	151,126	136,616	410,243	380,778
Provision for income taxes	(54,685)	(53,705)	(149,086)	(149,935)
Net income	$96,441	$82,911	$261,157	$230,843
Basic net income per share	$0.57	$0.50	$1.55	$1.39
Diluted net income per share	$0.56	$0.48	$1.51	$1.34
Weighted average shares outstanding:
Basic	168,044,100	165,978,080	168,089,919	165,587,027
Diluted	172,154,553	171,660,543	172,460,960	171,637,571

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Nine Months Ended September 30, 2013 and 2012

	2013	2012
(In thousands)
Cash flows from operating activities:
Net income	$261,157	$230,843
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	49,729	37,448
Amortization of intangible assets	49,796	36,216
Amortization of debt issuance costs and original issue discount	2,048	1,649
Allowance for doubtful accounts	1,188	576
KSOP compensation expense	11,174	9,481
Stock based compensation	16,745	19,303
Realized loss on available-for-sale securities, net	99	338
Deferred income taxes	5,888	(526)
Loss on disposal of fixed assets	476	88
Excess tax benefits from exercised stock options	(81,689)	(55,056)
Other operating activities, net	448	215
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	9,475	(3,026)
Prepaid expenses and other assets	(4,727)	7,126
Income taxes	48,554	99,508
Accounts payable and accrued liabilities	12,267	3,168
Fees received in advance	43,372	39,588
Pension and postretirement benefits	(6,532)	(97,809)
Other liabilities	(33,016)	(8,133)
Net cash provided by operating activities	386,452	320,997
Cash flows from investing activities:
Acquisitions, net of cash acquired of $0 and $36,113, respectively	(983)	(743,091)
Purchase of non-controlling interest in non-public companies	—	(2,000)
Earnout payments	—	(250)
Proceeds from release of acquisition related escrows	280	—
Escrow funding associated with acquisitions	—	(37,800)
Purchases of fixed assets	(107,915)	(55,724)
Purchases of available-for-sale securities	(5,003)	(1,317)
Proceeds from sales and maturities of available-for-sale securities	5,825	1,478
Other investing activities, net	439	—
Net cash used in investing activities	(107,357)	(838,704)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of original issue discount	—	347,224
Repayment of current portion of long-term debt	(145,000)	—
Repayment of short-term debt refinanced on a long-term basis	—	(347,224)
(Repayment) proceeds of short-term debt, net	(10,000)	462,224
Payment of debt issuance costs	—	(3,623)
Excess tax benefits from exercised stock options	81,689	55,056
Repurchase of common stock	(160,970)	(128,073)
Proceeds from stock options exercised	51,326	43,571
Other financing activities, net	(5,350)	(5,151)
Net cash (used in) provided by financing activities	(188,305)	424,004
Effect of exchange rate changes	(406)	(130)
Increase (decrease) in cash and cash equivalents	90,384	(93,833)
Cash and cash equivalents, beginning of period	89,819	191,603
Cash and cash equivalents, end of period	$180,203	$97,770
Supplemental disclosures:
Taxes paid	$102,203	$51,017
Interest paid	$58,018	$41,431
Noncash investing and financing activities:
Repurchase of common stock included in accounts payable and accrued liabilities	$2,622	$953
Deferred tax liability established on date of acquisition	$(1,187)	$(78,832)
Capital lease obligations	$9,014	$3,544
Capital expenditures included in accounts payable and accrued liabilities	$2,890	$998
Increase in goodwill due to acquisition related escrow distributions	$—	$4,128